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                                                                    EXHIBIT 99.5

                                LETTER TO CLIENTS
                         REGARDING THE OFFER TO EXCHANGE
          $200,000,000 PRINCIPAL AMOUNT OF 8.00% SENIOR NOTES DUE 2008
                           FOR ANY AND ALL OUTSTANDING
          $200,000,000 PRINCIPAL AMOUNT OF 8.00% SENIOR NOTES DUE 2008
                                       OF
                                MANOR CARE, INC.

To Our Clients:
                  We are enclosing herewith a Prospectus, dated _______, 2001, of Manor Care, Inc. (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its new 8.00% Senior Notes due 2008 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8.00% Senior Notes due 2008 (the "Private Notes") upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

                  PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________, 2001, UNLESS EXTENDED.

                  The Exchange Offer is not conditioned upon any minimum number of Private Notes being tendered.

                  We are the Registered Holder or DTC participant through which you hold an interest in the Private Notes. A tender of such Private Notes can be made only by us pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial ownership of Private Notes held by us for your account.

                  We request instructions as to whether you wish to tender any or all of your Private Notes held by us for your account pursuant to the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

                  Pursuant to the Letter of Transmittal, each holder of Private Notes must make certain representations and warranties that are set forth in the Letter of Transmittal and in the attached form that we have provided to you for your instructions regarding what action we should take in the Exchange Offer with respect to your interest in the Private Notes.


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